Exhibit F - Schedule 4(b):  Acquisition, Retirement or Redemption of Equity

                      Name of the                               Extinguished or
                      System Company,                           held for further
Name of the Issuer    if different        Consideration         disposition             Exemption            $              Euro
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Louisville Gas and                    $1.25 million redemption  extinguished          HCAR 27539
Electric                              of preferred stock
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Treuconsult Immobilien                Capital Reduction         extinguished          HCAR 27539        $188,815.00     151,100.00
GmbH
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                                                                49,998
                                                                redeemable
                                                                preference shares
                                                                of(pound)1 redeemed
Powergen Limited                                 (pound)49,998  on 31/10/03           HCAR 27539         $88,797.00
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                                                                withdrawal of
                                                                additional-paid in
VEBA Electronics US Holding                                     capital to loss set-
GmbH                                        (euro) 125,000,000  off                   HCAR 27539    $156,200,000.00
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Degussa Canada Inc.                   Capital Reduction         extinguished          HCAR 27539     $32,099,632.00  25,687,926.00
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MBT Bautechnik GmbH                   Capital Reduction         extinguished          HCAR 27539      $4,152,421.00   3,323,000.00
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Degussa Construction Chemicals
(Europe) AG                           Capital Reduction         extinguished          HCAR 27539     $28,454,642.00  22,771,000.00
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